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                                                                   Exhibit 10.11

                              EMPLOYMENT AGREEMENT

          THIS EMPLOYMENT AGREEMENT ("Agreement") is made and entered into as of the 21st day of August, 2002 by and between Ramiro Ortiz (hereinafter the "Executive") and BankUnited, FSB (the "Bank").

                                    Recitals

A         The Board of Directors of the Bank (referred to herein as the "Board")
have determined that it is in the best interests of the Bank and its shareholder to obtain the services of the Executive.

B         The Bank, on behalf of itself and its shareholder, wishes to engage the services of Executive.

C         This Agreement is entered into as a complement to the employment agreement (the "BankUnited Agreement") between Executive and BankUnited Financial Corporation and is set out separately in acknowledgement of the Bank's legal status and to assure the Bank's compliance with applicable federal and state regulations. Nothing in this Agreement is intended to bestow greater rights on Executive than the BankUnited Agreement or to prejudice Executive's rights thereunder.

D         The Board has determined that this Agreement will reinforce and encourage the Executive's attention and dedication to the Bank.

E         The Executive is willing to make his services available to the Bank on the terms and conditions hereinafter set forth, but desires assurance that in the event of such a threatened or actual Change of Control he will continue to have the employment status and responsibilities he could reasonably expect absent such event and, in the event of his termination or a Change of Control, he will have fair and reasonable severance protection on the basis of his service to the Bank at that time.

     NOW, THEREFORE, in consideration of the premises and mutual covenants set forth herein, the parties agree as follows:

     1. Definitions. In addition to the words and terms "Date of Termination," "Disability," "Disability Effective Date," "Notice of Termination," "Change of Control Payment" and "Vested Benefits," shall have the same meanings as set forth in Section 1 of the BankUnited Agreement.

     2.   Employment.

          2.1 Employment and Term. The Bank agrees to engage Executive, and Executive agrees to provide services to the Bank, on the terms and conditions set forth herein, for a period of one (1) year commencing on September 20, 2002 (hereinafter the "Commencement Date") and expiring at the conclusion of September 30, 2003 (the "Term") subject to renewal by


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the Board of Directors, from year-to-year for up to four additional years, unless Executive resigns prior to that time or is sooner terminated as hereinafter set forth.

          2.2 Position and Duties of Executive. The Executive shall serve as the President, Chief Operating Officer and Chief Administrative Officer ("COO") of the Bank and President and a member of the Board of Directors of the Bank so long as he continues as the President and COO. During the Term of employment, the Executive shall diligently perform all services as may be reasonably assigned to him by the CEO, Board or its Chairman and shall exercise such power and authority as may from time to time be delegated to him by the CEO, Board or its Chairman. The Executive shall be required to report solely to, and shall be subject solely to the supervision and direction of, the CEO, Board or its Chairman and no other person or group shall be given authority to supervise or direct Executive in the performance of his duties. The Executive shall devote substantially all his working time and attention (other than during weekends, holidays, approved vacation periods, and periods of illness or approved leaves of absence) to the business and affairs of the Bank, render such services efficiently and to the best of his ability, and use his best efforts to promote the interests of the Bank.

     2.3 Place of Performance. In connection with his employment by the Bank, the Executive's principal place of employment shall be the Bank's executive offices in Florida.

     3.   Compensation.

3.1 Executive shall be compensated in installments, consistent with the Bank's normal compensation practices, as may be changed from time to time with advance notice. Executive's compensation entitlements, for the first Term of this Agreement, and for any annual Term thereafter, if renewed by the Board, shall be in accordance with the compensation schedule and process set forth in Sections
3.1 and 3.2 of the BankUnited Agreement.

     4.   Additional Benefits.

          4.1 Expense Reimbursement. During the Term, upon the submission of supporting documentation by the Executive in form sufficient to permit deduction thereof under applicable tax law (but without regard to actual deductibility), the Bank shall promptly reimburse the Executive for all reasonable expenses actually paid or incurred by the Executive in the course of and pursuant to the business of the Bank, including expenses for entertainment and all travel and living expenses while away from home on business or at the request of the Bank, provided that such expenses are incurred and accounted for in accordance with the Bank's regular policies and procedures.

          4.2 Executive shall receive those other benefits provided under Sections 4.2, 4.3, 4.4, 4.5, 4.6, 4.7, and 4.9 of the BankUnited Agreement.


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          4.2 Indemnification and Insurance.

              (a) During the Term of this Agreement, the Bank shall cause the Executive to be covered by and named as an insured under any policy or contract of insurance obtained by it to insure its directors and officers against personal liability for acts or omissions in connection with service as an officer or director of the Bank or service in other capacities at the request of the Bank. The coverage provided to the Executive pursuant to this section 4.2 shall be of the same scope and on the same terms and conditions as the coverage (if any) provided to other officers or directors of the Bank.

              (b) To the maximum extent permitted under applicable law, during the Term of this Agreement and for a period of 3 years thereafter, the Bank shall indemnify the Executive against and hold him harmless from any costs, liabilities, losses and exposures to the fullest extent and on the most favorable terms and conditions that similar indemnification is offered to any director or officer of the Bank or any subsidiary or affiliate thereof.

     5.   Termination.

          5.1 Termination for Cause. Notwithstanding anything contained herein to the contrary, this Agreement may be terminated by the Bank for Cause. As used in this Agreement, "Cause" shall mean (i) any action or omission or failure of the Executive which constitutes a material breach of this Agreement, including without limitation failing to carry out his duties and responsibilities in accordance with Section 2.2 (if, however, the Board determines that it is an action, omission or failure which can be cured, the Bank agrees to provide one cure period of sixty (60) days after receipt by the Executive of specific written notice of the issue. If the issue is not cured within the sixty (60) day period, or is of a nature that the Board determines cannot be cured, the Executive will be terminated for cause as specified in a Notice of Termination);
(ii) the Executive engages in an act(s) of personal dishonesty, incompetence, or willful misconduct in connection with his employment, the performance of services or handling the affairs of the Bank; (iii) the conviction of Executive for, or a plea of guilty or nolo contendere to, a criminal act which is a felony, or which is a misdemeanor involving theft, dishonesty or moral turpitude; (iv) the Executive breaches a fiduciary duty owed to the Bank involving personal profit, intentional failure to perform stated duties, or which could seriously prejudice the interest of the Bank, its depositors, or shareholder; or (v) the Executive's breach or willful violation of any law, rule, regulation, corporate policy (other than traffic violations or similar non-material offenses), or final cease and desist order in connection with his performance of services for the Bank. An express termination by the Bank for reasons other than those included above or which otherwise does not fall within another part of section 5, will be considered a termination without cause under paragraph 5.3. All disputes shall be resolved by Arbitration as provided in
Section 22.

          5.2 Termination for Death or Disability. This Agreement shall terminate automatically upon the Executive's death and may be terminated by the Bank upon the Executive's Disability. Upon a termination by reason of the Executive's Disability, the Bank shall pay to the Executive or his beneficiaries, as the case may be, (i) any compensation or other obligations accrued for periods prior to the Date of Termination, all of which shall be paid within


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fifteen (15) days after the Date of Termination, (ii) six (6) months of Base
Salary, all of which shall be paid in installments consistent with the Bank's payroll practice for executives, and shall implement the provisions for the Executive's Vested Benefits as of the Date of Termination. If Termination is due to the death of the Executive, the Bank shall, within fifteen (15) days after the Date of Termination, pay to the Executive's estate or beneficiaries, as the case may be, any unpaid Base Salary, Annual Bonus and benefits accrued for periods prior to the Date of Termination, or, if an alternative beneficiary is designated in proper legal form, the payments and benefits shall be paid to said designated beneficiary. In addition, the life insurance proceeds from the policies described in this Agreement shall be paid to his personal representative or such other persons as the Executive may have designated in writing.

          5.3 Termination Without Cause. At any time the Bank shall have the right to terminate Executive's employment hereunder by written notice to Executive; provided, however, that the Bank shall (i) pay to Executive any unpaid Base Salary, and benefits and amounts due under the programs described in Sections 4 up to the Date of Termination, (ii) continue to pay Executive's Base Salary and benefits, described for the balance of the then effective Term without extension, and (iii) implement the provisions for the Executive's Vested Benefits as of the Date of Termination. The Bank shall be deemed to have terminated the Executive's employment pursuant to this Section 5.3 if such employment is terminated by the Bank without Cause. The Bank and the Executive hereby stipulate that the Bank may condition the payment and delivery of the amounts specified in clause (ii) of the first sentence of this Section 5.3 on the receipt of the Executive's resignation from any and all positions which he holds as an officer, director or committee member with respect to the Bank or any subsidiary or affiliate and gives the Bank a full release of all then existing claims under this Agreement. Any disputes shall be resolved by Arbitration as provided in Section 22.

          5.4 Resignation. In the event Executive resigns other than upon written request of the Bank, Executive shall have not further right to any payments or grants due under this Agreement and all Executives' rights and benefits under this Agreement shall terminate. A termination of this Agreement under Sections 5.1, 5.2, or 5.3 shall not be considered a "resignation" under
Section 5.4 unless specifically agreed to in writing by the Executive and the Bank.

     6. Change of Control. A "Change in Control" shall be deemed to have occurred under the conditions set forth in Section 6 of the BankUnited Agreement and shall include a qualifying disposition of the Bank. In the event of a change in control, Executive entitlements and the Bank's obligations will be as set forth in the BankUnited Agreement.

     7.   Gross-Up of Change of Control Payments (if applicable) .

          (a) This Section shall apply if Executive's employment is terminated upon or following a Change of Control as defined in Section 6 of the BankUnited Agreement. If this Section applies, then, for any taxable year, the Executive shall be liable for the payment of an excise tax under section 4999 of the Code with respect to any payment in the nature of compensation made by the Bank or any direct or indirect subsidiary or affiliate of the Bank to (or


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for the benefit of) the Executive, the Bank shall pay to the Executive an amount equal to X determined under the following formula:

                  X = E x P
                      -------------------------------------
                      1 - [(FI x (1 - SLI)) + SLI + E + M]
                -------
                 where

                  E = the rate at which the excise tax is assessed under section 4999 of the Code;

                  P = the amount with respect to which such excise tax is assessed, determined without regard to this Section 7;

                  FI = the highest marginal rate of income tax applicable to the Executive under the Code for the taxable year in question;

                  SLI = the sum of the highest marginal rates of income tax applicable to the Executive under all applicable state and local laws for the taxable year in question; and

                  M = the highest marginal rate of Medicare tax applicable to the Executive under the Code for the taxable year in question.

          With respect to any payment in the nature of compensation that is made to (or for the benefit of) the Executive under the terms of this Agreement, or otherwise, and on which an excise tax under section 4999 of the Code will be assessed, the payment determined under this Section 7(a) shall be made to the Executive on the earlier of (i) the date the Bank or any direct or indirect subsidiary or affiliate of the Bank is required to withhold such tax, or (ii) the date the tax is required to be paid by the Executive.

          (b) Notwithstanding anything in this Section 7 to the contrary, in the event that the Executive's liability for the excise tax under section 4999 of the Code for a taxable year is subsequently determined to be different than the amount determined by the formula (X + P) x E, where X, P and E have the meanings provided in Section 7(a), the Executive or the Bank, as the case may be, shall pay to the other party at the time that the amount of such excise tax is finally determined, an appropriate amount, plus interest, such that the payment made under Section 7(a), when increased by the amount of the payment made to the Executive under this Section 7(b) by the Bank, or when reduced by the amount of the payment made to the Bank under this Section 7(b) by the Executive, equals the amount that should have properly been paid to the Executive under Section 7(a). The interest paid under this Section 7(b) shall be determined at the rate provided under section 1274(b)(2)(B) of the Code. To confirm that the proper amount, if any, was paid to the Executive under this Section 7, the Executive shall furnish to the Bank a copy of each tax return which reflects a liability for an excise tax payment made by the Bank, at least 20 days before the date on which such return is required to be filed with the Internal Revenue Service.

          (c) Notwithstanding the provisions of Sections 7(a) and (b) above, in the event that the Executive shall be required to pay any additional amount of excise tax under section 4999 of


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the Code, or any successor to such section, or under any similar federal, State or local tax provision in connection with his receipt of payment in the nature of compensation from the Bank or any direct or indirect subsidiary or affiliate of the Bank to (or for the benefit of) the Executive, the Executive shall be entitled to receive an additional payment (a "Gross-Up Payment ") in an amount such that, after payment by the Executive of all taxes (and any interest or penalties imposed with respect to such taxes) and the excise tax under the Code and/or State and local tax provision imposed upon the Gross-Up Payment, the Executive retains an amount of the Gross-Up Payment equal to the excise tax imposed by the Code or any State or local tax provision upon such compensation. For purposes of this paragraph 7(c), the term "taxes" shall include, but not be limited to, income taxes and the Executive's share of any employment taxes.

          (d) This section shall not apply to any entitlement to stock options, stock grants, or other securities of BankUnited.

          8.  Regulatory Considerations.

              Notwithstanding anything herein to the contrary, any payments to Executive by the Bank, whether pursuant to this Agreement or otherwise, are subject to and conditioned on compliance with Section 18(k) of the Federal Deposit Insurance Act, 12 U.S.C. ss. 1828(k) and any regulations promulgated thereunder.

              Executive acknowledges that, as a result of recent corporate responsibility laws enacted, including the Sarbanes-Oxley Act, employment contracts with executives of publicly traded companies may have to be modified to bring their agreement into conformity with the law and the Executive agrees to cooperate in all reasonable respects and consistent with other high level executives.

          9.  Non-Competition.

              9.1 The Executive acknowledges that during the Term of this Agreement including all renewals, he will learn or be privy to valuable confidential business information, and he will develop and cultivate on behalf of the Bank substantial relationships with past, present and prospective business customers of the Bank. During the term of this Agreement with the Bank, and thereafter, Executive will not, directly or indirectly, use or disclose to anyone, or authorize disclosure of any confidential information or trade secrets except for the benefit of the Bank.

              9.2 The Executive acknowledges that the confidentiality of the protected information with which Executive has been or may become privy is essential and proprietary to the Bank and is owned and shall continue to be owned by the Bank. The Executive agrees that at the termination of his employment, for whatever reason, he will return to the Bank immediately any and all documents in whatever form that are in his possession or control and that contain, reflect or refer to confidential information or trade secrets.


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              9.3  During the Term of this Agreement and for a period of eighteen (18) months thereafter within all counties where the Bank or its subsidiaries have branches or offices, including any extension, the Executive shall not, either directly or indirectly, or for himself or through, on behalf of, or in conjunction with any other person, persons or legal entity, own, maintain, operate, engage in, assist, be employed by, or have any interest in any business engaging or planning to be engaged in banking or offering other financial services offered by the Bank, in any respect.

              9.4 During the Term of this Agreement and for a period of eighteen (18) months thereafter, Executive shall not, except if this Agreement is terminated as a result of a Change of Control:

                   (a) either directly or indirectly, employ, retain the services of, or seek to employ or retain the services of any person who is at that time or was within the previous six (6) months employed by, or providing services to the Bank, without the prior express written permission of the Bank, which the Bank may in its absolute discretion withhold;

                   (b) either directly or indirectly solicit or contact customers of the Bank which solicitation is for or on behalf of any entity engaged in or seeking to be engaged in the Bank's banking or financial service business, or in direct competition with the Bank.

                   (c) In the event of a violation of the provision of this Section, the Executive's rights to receive grants of the Bank's Class A Common Stock as provided in Section 4.8 of the BankUnited Agreement shall terminate and no additional shares shall vest or be granted as provided in paragraph Section
4.8 of the BankUnited Agreement.

                   (d) The Executives direct or indirect ownership in Casita Mortgage Co. during its liquidation period shall not be deemed a violation of this Agreement.

              9.5 Executive and the Bank warrant that it is their intention to agree to restrictions on disclosure of confidential information and on competition that are as broad as permitted by Florida law (save only for the 18 month limitation set forth in paragraph 9.3) and hereby agree to subscribe to any expansion of the recited agreements as may be authorized by any subsequent amendment to, or interpretation of Florida Statute Section 542.335 (2000) or any other Florida law. For purposes of this non-competition provision, the Executive shall be deemed retained by the Bank during any period of time in which he receives compensation from the Bank or its successors.

              9.6 The Executive acknowledges that Section 9 is reasonably necessary to protect the business interest of the Bank and that the provisions of Section 2 and Section 9 are the essence of this Agreement for the Bank and the Executive agrees that if he engages in activities prohibited by Section 9, irreparable harm to the Bank will likely result, for which a remedy in the form of damages may not be ascertainable. Under such circumstances, the Executive acknowledges that the Bank may seek temporary, preliminary or permanent injunctive relief against him in any court of competent jurisdiction upon three days written notice provided to the address listed in Section 16. This section shall not limit any other legal or equitable

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remedies the Bank or its successors may have against the Executive for violation of this Agreement. The prevailing party in any action to enforce Section 9 of this Agreement shall be entitled to attorney's fees and costs.

          10. Representation By the Executive. The Executive represents and warrants as of the Commencement Date, that he is not a party to any agreement, contract or understanding, whether of employment or otherwise, or subject to any governmental restriction, which would in any way restrict or prohibit him from undertaking or performing employment with the Bank in accordance with the terms and conditions of this Agreement. The Executive further represents and warrants to the best of his knowledge as of the Commencement Date, that he is physically and mentally capable of performing all the essential function of the job and all duties reasonably assigned to him for the entire term of this Agreement.

          11. Withholding. The Bank may withhold from any amounts payable under this Agreement such federal, state or local taxes as shall be required to be withheld pursuant to any applicable law or regulations. In the event Section 162(m) of the Internal Revenue Code of 1988 shall be applicable to Executives' compensation, the Executive shall cooperate with the Bank to restructure his compensation so as it to be fully deductible for income tax purposes; provided, however, such cooperation shall be on such terms, if any, as both the Executive and the Bank agree, both utilizing good faith efforts to structure payments in such a manner that the Executive's total compensation, on a present value basis, is not diminished.

          12. Enforcement Costs Upon a Change of Control. The Bank is aware that upon the occurrence of a Change of Control, the Board of Directors or a stockholder of the Bank may then cause or attempt to cause the Bank to refuse to comply with its obligations under Section 6 of this Agreement, or may cause or attempt to cause the Bank to institute, or may institute, litigation seeking to have Section 6 of this Agreement declared unenforceable, or may take, or attempt to take, other action to deny the Executive the benefits intended under Section 6 of this Agreement. In these circumstances, the purpose of this Agreement could be frustrated. It is the intent of the parties that the Executive not be required to incur the legal fees and expenses associated with the protection or enforcement of his rights under Section 6 of this Agreement by arbitration, litigation or other legal action because such costs would substantially detract from the benefits intended to be extended to the Executive hereunder, nor be bound to negotiate any settlement of his rights hereunder under threat of incurring such costs. Accordingly, if at any time after the Commencement Date, it should appear to the Executive that the Bank is or has acted contrary to or is failing or has failed to comply with any of its obligations solely under
Section 6 of this Agreement for the reason that it regards this Agreement to be void or unenforceable or for any other reason, or in the event that the Bank or any other person takes any action to declare Section 6 of this Agreement void or unenforceable, or institutes arbitration, litigation or other legal action designed to deny, diminish or to recover from the Executive the benefits provided or intended to be provided to him under Section 6, and the Executive has acted in good faith to perform his obligations under this Agreement, the Bank irrevocably authorizes the Executive from time to time to retain counsel of his choice at the expense of the Bank to represent him in connection with the protection and enforcement of his rights under Section 6. The reasonable fees and expenses of counsel selected from time to time by the Executive as herein above provided shall be paid or reimbursed to the Executive by the Bank on a regular, periodic basis upon


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presentation by the Executive of a statement or statements prepared by such counsel in accordance with its customary practices. Counsel so retained by the Executive may be counsel representing other officers or key executives of the Bank in connection with the protection and enforcement of their rights under similar agreements between them and the Bank, and, unless in his sole judgment use of common counsel could be prejudicial to him or would not be likely to reduce the fees and expenses chargeable hereunder to the Bank, the Executive agrees to use his best efforts to agree with such other officers or executives to retain common counsel.

          13. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Florida, and applicable to contracts entered into and to be performed entirely within the State of Florida.

          14. Non-Alienation. The Executive shall not have any right to pledge, hypothecate, anticipate, or in any way create a lien upon any amounts provided under this Agreement, and no payments or benefits due hereunder shall be assignable in anticipation of payment either by voluntary or involuntary acts or by operation of law. So long as the Executive lives, no person, other than the parties hereto, shall have any rights under or interest in this Agreement or in the subject matter hereof.

          15. Notices. Any notice required or permitted to be given under this Agreement shall be in writing, and shall be deemed to have been given when delivered by hand or when deposited in the United States mail, by registered or certified mail, return receipt requested, postage prepaid, addressed as follows:

              If to the Bank:

              Alfred R. Camner, Chairman
              BankUnited, FSB
              255 Alhambra Circle
              Coral Gables, Florida  33134

              If to the Executive:

              Ramiro Ortiz
              7250 S.W. 99 ST.
              Miami, FL 33156

              with a Copy to:

              Richard Josepher, Esq.
              Gutter Josepher & Rufkin
              100 W. Cypress Creek Rd., Suite 900
              Ft. Lauderdale, FL 33309

or to such other addresses as either party hereto may from time to time give notice of to the other in the aforesaid manner.

          16. Severability. The invalidity of any one or more of the words, phrases, sentences, clauses or sections contained in this Agreement shall not affect the enforceability of the remaining portions of this Agreement or any part thereof, all of which are inserted conditionally on their being valid in law, and, in the event that any one or more of the words, phrases, sentences, clauses or sections contained in this Agreement shall be declared invalid, this


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Agreement shall be construed as if such invalid word or words, phrase or phrases, sentence or sentences, clause or clauses, or section or sections had not been inserted.

          17. Successors; Binding Agreement.

              17.1 The Bank shall require any successor, whether direct or indirect to all or substantially all of the business or assets of the Bank whether by purchase, merger, consolidation or otherwise, prior to or contemporaneously with such acquisition, by agreement in form and substance reasonably satisfactory to the Executive and his legal counsel, to assume and agree to perform this Agreement in the same manner and to the same extent that the Bank would be required to perform it if no such acquisition had taken place (to the extent not previously performed by the Bank). As used in this Agreement, "Bank" shall mean the Bank as hereinbefore defined and any such successor which executes and delivers the agreement provided for in this Section 19.1 or which otherwise becomes bound by all the terms and provisions of this Agreement by operation of law.

              17.2 This Agreement shall inure to the benefit of and be enforceable by the Executive's personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees.

              17.3 This Agreement is personal to the Executive and, without the prior written consent of the Bank, shall not be assignable by the Executive otherwise than by will or the laws of descent and distribution.

          18. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

          19. Entire Agreement, Modifications and Waiver. This Agreement constitutes the entire agreement between the Bank and the Executive with respect to its subject matter and supersedes all prior negotiations, agreements, understandings and arrangements, both oral and written, between the Bank and the Executive with respect to such subject matter including, but not limited to, any employee manuals of the Bank. No modification or waiver of any provision of this Agreement shall be binding unless executed in writing by all parties hereto. No waiver of any provision of this Agreement shall be deemed or shall constitute a waiver of any other provision (whether or not similar), nor shall any such waiver constitute a continuing waiver. The failure of the Executive or the Bank to insist upon strict compliance with any provision hereof shall not be deemed to be a waiver of such provision or any other provision thereof.

          20. Non-duplication. It is intended that the BankUnited Agreement set forth the aggregate compensation, benefits and perquisites payment to Executive for all services to the Bank or any of its direct or indirect subsidiaries. Any payments by the Bank to Executive shall be applied to offset any corresponding compensation or payment obligations of BankUnited.

          21. Survival. The provisions of Section ? shall survive the expiration of the Term of the Agreement plus extensions, if any, or termination of the Agreement.

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          22. Dispute Resolution-Arbitration.

              (a) This paragraph concerns the resolution of any controversies or claims between the Bank and the Executive (except for claims arising under Section 9), whether arising in contract, tort or by statute, including but not limited to controversies or claims that arise out of or relate to: (i) this Agreement (including any renewals, extensions or modifications); or (ii) any document related to this Agreement; (collectively a "Claim").

              (b) At the request of the Bank or the Executive, any Claim shall be resolved by binding arbitration. The Bank will pay the filing fees and arbitrator fees. The prevailing party to be awarded fees and costs.

              (c) Arbitration proceedings will be conducted by the American Arbitration Association or any successor thereof ("AAA"), and the terms of this paragraph. In the event of any inconsistency, the terms of this paragraph shall control.

              (d) The arbitration shall be administered by AAA under employment rules and conducted in Florida. All Claims shall be determined by one arbitrator. All arbitration hearings shall commence within 90 days of the demand for arbitration and close within 90 days of commencement and the award of the arbitrator(s) shall be issued within 30 days of the close of the hearing. However, the arbitrator, upon a showing of good cause, may extend the commencement of the hearing for up to an additional 60 days. The arbitrator(s) shall provide a concise written statement of reasons for the award. The arbitration award may be submitted to any court having jurisdiction to be confirmed and enforced.

              (e) The arbitrator(s) will have the authority to decide whether any Claim is barred by the statute of limitations and, if so, to dismiss the arbitration on that basis. For purposes of the application of the statute of limitations, the service on AAA under applicable AAA rules of a notice of Claim is the equivalent of the filing of a lawsuit. Any dispute concerning this arbitration provision or whether a Claim is arbitrable shall be determined by the arbitrator(s). The arbitrator(s) shall have the power to award legal fees pursuant to the terms of this Agreement.

              (f) By agreeing to binding arbitration, the parties irrevocably and voluntarily waive any right they may have to a trial by jury in respect of any Claim. Furthermore, without intending in any way to limit this agreement to arbitrate, to the extent any Claim is not arbitrated, the parties irrevocably and voluntarily waive any right they may have to a trial by jury in respect of such Claim. This provision is a material inducement for the parties entering into this Agreement.

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          23. Guarantee. This Agreement is complementary to Executive's
Agreement with BankUnited in which BankUnited has agreed to guarantee the payment by the Bank of any benefits and compensation to which Executive is or may be entitled to under the terms and conditions of this Agreement effective as of the 21st day of August, 2002 between the Bank and Executive, a copy of which is attached hereto as Exhibit A ("Bank Agreement").


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

          IN WITNESS WHEREOF, the Executive and, pursuant to the authorization from the Board, the Bank has executed this Agreement as of the date first above written.

                       BANKUNITED, FSB

                       By: /s/ Alfred R. Camner
                           -----------------------------------------------------
                       Name:   Alfred R. Camner
                       Title:  Chairman of the Board and Chief Executive Officer

                       ATTEST:

                       By: /s/  Michael J. Clutter
                           -----------------------------------------------------
                       Secretary/Assistant Secretary

                       EXECUTIVE:

                       By: /s/ Ramiro Ortiz
                           -----------------------------------------------------
                       Name:   Ramiro Ortiz


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

                        Amendment to Employment Agreement

         This Amendment to Employment Contract (the "Amendment") entered into this 23rd day of August, 2002, by and between Ramiro Ortiz ("Executive") and BankUnited, FSB (the "Bank").

                                    Recitals

         A. The Bank and the Executive entered into an employment agreement on August 21, 2002 (the "Agreement").

         B. The Agreement provides in paragraph 2.1 Employment and Term that the "Commencement Date" shall be no sooner than the close of business on September 20, 2002.

         C. The Executive and the Bank desire to modify the "Commencement Date",

         NOW, THEREFORE, in consideration of the premises and mutual covenants set forth herein, the parties agree as follows:

         1.  Section 2.1 Employment and Term is restated as follows:

                  "The Bank hereby agrees to engage Executive and Executive agrees to provide services to the Bank, on the terms and conditions set forth herein, for the period of approximately one (1) year commencing August 23, 2002, (hereinafter the "Commencement Date") and expiring at the conclusion of September 30, 2003 (the "Term") subject to renewal by the Board of Directors, from year-to-year commencing October 1 for up to four additional years, unless Executive resigns prior to that time or is sooner terminated as hereinafter set forth."

         2. All defined terms no otherwise defined herein shall be having the meaning as indicated in the Agreement.

         3. Except as modified by this Amendment, all other terms and conditions of the Agreement remain in full force and effect.


BankUnited, FSB                             Executive:

By: /s/ Alfred R. Camner                    By: /s/ Ramiro Ortiz
    --------------------------------            --------------------------------
Name:   Alfred R. Camner                    Name:  Ramiro Ortiz
Title:  Chairman of the Board and
        Chief Executive Officer


ATTEST:


By: /s/ Michael J. Clutter
    --------------------------------
       Assistant Secretary

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